Exhibit 99.1


                            [BROOKDALE LOGO OMITTED]



                                                         FOR IMMEDIATE RELEASE
Contact:

Brookdale Senior Living Inc.
Francie Nagy
Tel: 1-212-515-4625


               Brookdale Announces Pricing for Follow-On Offering

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Chicago, IL. July 20, 2006 - Brookdale Senior Living Inc. (NYSE: BKD) today announced its follow-on offering of 19,236,103 shares of common stock priced at $39.50 per share. 17,721,519 shares of common stock will be issued and sold by Brookdale, and 1,514,584 shares will be sold by an existing shareholder, Health Partners, which is an affiliate of Capital Z Partners. In addition, Health Partners has granted the underwriters of the offering an option to purchase an additional 2,885,415 shares owned by Health Partners to cover over-allotments, if any. Funds managed by affiliates of Fortress Investment Group LLC, which beneficially own approximately 60% of Brookdale's common stock after the consummation of the offering, are not selling any shares in the offering. Closing of this offering, which is expected to occur on July 25, 2006, will occur simultaneously with, and is conditioned upon, the consummation of the previously announced $1.2 billion merger of Brookdale and American Retirement Corporation (NYSE: ACR). The merger received stockholder approval at a special meeting of American Retirement stockholders yesterday.

Goldman, Sachs & Co. and Lehman Brothers Inc. are acting as representatives and joint bookrunning lead managers for the underwriters of this offering. Citigroup is acting as joint lead manager, and JPMorgan, Banc of America Securities LLC and Cohen & Steers are acting as co-managers.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission. Copies of the prospectus related to the offering may be obtained from the Prospectus Department of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, fax number: (212) 902-9316 or through Lehman Brothers' Prospectus Fulfillment Department c/o ADP Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, fax number: (631) 254-7268.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. Brookdale is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently Brookdale owns and operates independent, assisted and dementia-care facilities, with over 34,000 units.

Forward Looking Language

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to consummate each of the merger with American Retirement Corporation, the related issuance of shares to a fund managed by an affiliate of Fortress Investment Group LLC and the follow-on offering, and other statements that are not historical facts. Words such as "expect(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Brookdale can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Brookdale's expectations include, but are not limited to, whether conditions to the closing of these transactions will be satisfied and other risks detailed from time to time in Brookdale's SEC reports, including the final prospectus relating to the follow-on offering. Such forward-looking statements speak only as of the date of this press release. Brookdale expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.